UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 10, 2005
                                                          --------------

                               VISTEON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                        1-15827               38-3519512
            --------                        -------               ----------
 (State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


  One Village Center Drive, Van Buren Township, Michigan             48111
  ------------------------------------------------------             -----
    (Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           Visteon Corporation ("Visteon") and Ford Motor Company ("Ford") entered into a funding agreement, dated as of March 10, 2005. Pursuant to the funding agreement, Ford has agreed (a) to advance the payment on or prior to March 31, 2005 of not less than $120 million of payables that are currently not required to be paid to Visteon until after March 31, 2005; (b) to accelerate the payment terms for certain payables to Visteon arising on or after April 1, 2005 from an average of 33 days after the applicable entry date to an average of 26 days; (c) to reduce the amount of wages that Visteon is currently obligated to reimburse Ford with respect to Ford hourly employees assigned to work at Visteon, which will result in cash savings of approximately $25 million per month; and (d) to release Visteon from its obligation to reimburse Ford for Ford profit sharing payments with respect to Ford hourly employees assigned to work at Visteon that accrue in 2005.

           Under the funding agreement, Visteon has agreed (a) to continue to provide an uninterrupted supply of components to Ford in accordance with applicable purchase orders and to continue to comply with its other contractual agreements with Ford and the UAW, including continuing to use its best efforts to quote competitive prices for new business to be produced at Visteon's UAW master agreement plants; (b) not to request reimbursement from Ford for any material cost surcharges for any component that is produced for Ford at certain of Visteon's non-core plants located in North America; and (c) that, except with respect to sales of inventory or the disposal of obsolete equipment in the ordinary course of business, Visteon will not sell, close or otherwise dispose of any of the assets at certain of Visteon's non-core plants located in North America, without Ford's consent.

           Ford and Visteon also have entered into a master equipment bailment agreement, dated as of March 10, 2005, pursuant to which Ford has agreed to pay third party suppliers for certain machinery, equipment, tooling, fixtures and related assets, which are primarily used to produce certain components for Ford at some of Visteon's non-core plants located in North America. This agreement is expected to reduce Visteon's 2005 capital expenditures by approximately $150 million.

           Each of the funding agreement and the master equipment bailment agreement may be terminated by Visteon or Ford at anytime on or after January 1, 2006 upon 10 business days' notice or upon the occurrence of certain customary events of default.

           The description of the above-referenced documents does not purport to be complete and is qualified in its entirety by reference to the complete text of the documents referred to above, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.


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
ITEM 8.01 OTHER EVENTS.

           On March 10, 2005, Visteon issued a press release that included statements regarding the status of its discussions with Ford on Visteon's need to make strategic and structural changes to its U.S. business. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

        10.1 Funding Agreement, dated as of March 10, 2005, between Visteon Corporation and Ford Motor Company.

        10.2 Master Equipment Bailment Agreement, dated as of March 10, 2005, between Visteon Corporation and Ford Motor Company.

        99.1   Press Release dated March 10, 2005.






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
                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 VISTEON CORPORATION


                                 By:  /s/ James F. Palmer
                                      ------------------------------------------
                                      Name:    James F. Palmer
                                      Title:   Executive Vice President
                                               and Chief Financial Officer



Date: March 10, 2005




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
                                  EXHIBIT INDEX


     EXHIBIT NO.                     DESCRIPTION

        10.1 Funding Agreement, dated as of March 10, 2005, between Visteon Corporation and Ford Motor Company.

        10.2 Master Equipment Bailment Agreement, dated as of March 10, 2005, between Visteon Corporation and Ford Motor Company.

        99.1        Press Release dated March 10, 2005.









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